Exhibit 10.5

GULFSTREAM INTERNATIONAL GROUP, INC.

PUT OPTION AGREEMENT

Issue Date: August 31, 2008

Gulfstream International Group, Inc., a corporation organized under the laws of the State of Delaware (“Company”), hereby agrees that, for value received, Shelter Island Opportunity Fund, LLC, its successors or assigns (the “Holder”), is entitled, subject to the terms set forth below, to require the Company (as defined herein) from and after the earlier of (i) the repayment in full of  all amounts owed to the Holder under the Company’s $5,100,000 Secured Original Issue Discount Debenture issued to the initial Holder on the date hereof (the “Debenture”) or (ii) the date that is 36 months after the Closing Date (as such term is defined in the Securities Purchase Agreement dated as of even date herewith between the Company and the Holder) (the “Put Commencement Date”), until August 31, 2014 (the “Put Termination Date”), to repurchase from Holder at the Exercise Price (as defined herein) up to the maximum number of shares (the “Put Shares”) of Common Stock (as defined herein) that are issuable, but not yet issued, pursuant to the Common Stock Purchase Warrant attached hereto (the “Warrant”) that was issued by the Company. The number and character of the Put Shares and the Exercise Price per share are subject to the adjustment mechanisms under the Warrants.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)

The term “Company” shall include Company and any corporation which shall succeed, or assume the obligations of, Company hereunder.

(b)

The term “Common Stock” includes (i) the Company’s Common Stock, $0.01 par value per share; and (ii) any other class of securities into which such securities may be reclassified, converted or exchanged into, whether pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

1.

Right to Require Repurchase.  At any one or more times after the Put Commencement Date until the Put Termination Date, Holder may require that the Company repurchase all or any portion of the Put Shares at a price equal to the Exercise Price, and such repurchase shall reduce the number of shares of Common Stock, if any, that are issuable, but not yet issued, pursuant to the Warrant.  The “Exercise Price” applicable for all the Put Shares under this Put Option shall be equal to $3,000,000, or $5.18 per share.

2.

Exercise of the Put Option.  If the Holder wishes to exercise its Put Option rights, it shall submit to the Company, in writing, a notice indicating the number of Put Shares it wishes the Company to repurchase (an “Exercise Notice”). The Exercise Notice may be submitted to the Company at any time beginning 30 days prior to the Put Commencement

Date and ending on the Put Termination Date. Upon receipt of the Exercise Notice, the Company will have thirty (30) days from its receipt of the Exercise Notice to pay the Exercise Price to Holder.  The Put Option will be deemed exercised on the date upon which the Company receives the Exercise Notice and the Company shall, subject to the provisions of paragraph 3, purchase at the Exercise Price the Put Shares subject to such Exercise Notice within thirty (30) days from its receipt of the Exercise Notice.  The Exercise Price shall be paid by the Company to the Holder by wire transfer of funds to such account as is designated by Holder.

3.

Event of Default.  If after thirty (30) days from its receipt of an Exercise Notice, the Company has not paid the Exercise Price for the Put Shares that are subject thereto, the Company shall issue to Holder within 10 days thereafter a convertible promissory note (a “Note”), convertible into the number of Put Shares that are the subject of such Exercise Notice, with a face value equal to such unpaid Exercise Price, bearing interest at 18 percent (18%) per annum, payable on a monthly basis based on a 24-month level amortization, secured by a lien on all of the assets that secure the Debenture and containing other mutually agreed upon terms. The Note shall contain the following additional terms: (i) anti-dilution provisions, similar to those contained herein, (ii) customary registration rights, (iii) an allowance for partial or full conversion of the Note, (iv) the Company may satisfy its obligation under the Note (principal and/or interest) with its Common Stock, subject to any volume or percentage restriction if such Common Stock is publicly traded at the time of payment and (v) optional conversion upon notice of repayment by the Company.  The Company hereby irrevocably constitutes and appoints Purchaser as its attorney-in-fact (which appointment is coupled with an interest) to prepare and sign in the name and on behalf of the Company, as the Company’s attorney-in-fact, a Note to Purchaser in accordance with the terms hereof in the event the Company has not issued a Note within the 10-day period referred to above.

4.

Assignment.  Subject to compliance with applicable securities laws, this Put Option, and the rights evidenced hereby, may be transferred by the Holder hereof, in whole or in part; provided, however, that the Company must be notified, in writing, of such transfer by the transferor.

5.

Miscellaneous.  This Put Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Put Option shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Put Option shall be brought only in the state courts of New York or in the federal courts located in the State of New York; provided, however, that Holder may choose to waive this provision and bring an action outside the State of New York. The Company agrees to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Put Option is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Put Option. The headings in this Put Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that its legal counsel participated in the preparation of this Put Option and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Put Option to favor any party against the other party.

(Signature Page Follows)

N WITNESS WHEREOF, the undersigned have executed this Put Option as of the date first written above.

GULFSTREAM INTERNATIONAL GROUP, INC.

By:
Name:
Title:

SHELTER ISLAND OPPORTUNITY FUND , LLC

By: Shelter Island GP, LLC, its Manager

By:
Name:
Title:

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